Calculation of Filing Fee Tables
S-8
Salesforce, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	316,625	$ 12.24	$ 3,875,490.00	0.000087	$ 337.17
2	Equity	Common Stock, $0.001 par value per share	Other	292,493	$ 229.51	$ 67,130,068.43	0.000087	$ 5,840.32
Total Offering Amounts:						$ 71,005,558.43		$ 6,177.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,177.49
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock") of Salesforce, Inc. (the "Registrant") that become issuable under the Merlin AI, Inc. 2023 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of Common Stock. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rule 457(h) under the Securities Act based on the weighted-average exercise price of the outstanding options under the Plan. The number of shares registered represents shares of Common Stock issuable upon exercise of stock options awarded under the Plan that were assumed by and converted into stock options of the Registrant on November 2, 2026 in connection with the Registrant's acquisition of Merlin AI, Inc. ("Merlin").

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without consideration that results in an increase in the number of outstanding shares of Common Stock. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on October 29, 2026. The number of shares registered represents shares of Common Stock that were issued in exchange for shares of restricted stock of Merlin that were granted under the Plan, or upon the exercise of stock options granted under the Plan, and shares of Common Stock issuable upon the vesting of restricted stock units awarded under the Plan that in each case were assumed by the Registrant on November 2, 2026 in connection with the Registrant's acquisition of Merlin.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources